As filed with the Securities and Exchange Commission on August 27, 2007
Registration No. 333-139042

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHOPOFF PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

8951 Research Drive
Irvine, California 92618
1-877-TSG-REIT
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

William A. Shopoff, President and Chief Executive Officer
Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California 92618
1-877-TSG-REIT
1-949-417-1399 (Facsimile)
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Mark Kelson, Esq.
Blase Dillingham, Esq.
Manatt, Phelps & Phillips, LLP
11355 W. Olympic Boulevard
Los Angeles, California 90064
(310) 312-4000
(310) 312-4224 (Facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 is being filed solely for the purpose of amending Item 36 (b) and Table VI of Part II of the Registration Statement on Form S-11 (File No. 333-139042) and filing certain exhibits to the Registration Statement. The only changes to Table VI are a correction of the page references in footnotes (a) through (i) on pages II-5 and II-6 and footnote (g) on page II-9 of Amendment No. 5 and a correction to two project names (from Wasson Canyon Investments, L.P. to Wasson West, L.P.) on page II-9 of Amendment 5. No other changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 30, 31, 32, 33, 34, 35, 36(a), and 37. Accordingly, the preliminary prospectus and Items 30, 31, 32, 33, 34, 35, 36(a), and 37 of Part II of the Registration Statement have been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 36.  Financial Statements and Exhibits

(b) Exhibits:

Exhibit
Number	Exhibit

1.1	Form of Broker-Dealer Agreement between Shopoff Properties Trust, Inc. and Shopoff Securities, Inc.*
3.1	Charter of Registrant*
3.2	Bylaw of Registrant*
3.3	Form of Articles of Amendment and Restatement of the Registrant+
3.4	Form of Amended and Restated Bylaws of the Registrant*
3.5	Form of Agreement of Limited Partnership of Shopoff Partners*
4.1	Form of Registrant’s Common Stock Certificate*
5.1	Opinion of DLA Piper US LLP*
8.1	Opinion of Manatt, Phelps & Phillips, LLP, as to Tax Matters*
10.1	2007 Equity Incentive Plan*
10.2	Advisory Agreement between Shopoff Properties Trust, Inc., Shopoff Partners, L.P. and Shopoff Advisors, L.P.+
10.3	Form of Escrow Agreement*
23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)*
23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 8.1)*
23.3	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP*
24.1	Power of Attorney (included on Signature Page)*

*	Previously filed.

+	Filed herewith.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2004 Through December 31, 2006

Table VI represents all properties acquired by any programs with similar investment objectives for the past three years, January 1, 2004 through December 31, 2006.

Summary By Project

							Mortgage
				Contract			Financing	Other Cash	Total
	Acquisition		Cash Down	Purchase	Date of	Finance &	(Date of	Expenditures	Acquisition
Project Name	Expenses	Acres	Payment	Price	Purchase	Cash Down	Purchase)	Capitalized	Cost

MRF-Carbon Canyon II, L.P. Total(a)	$1,119	3.07	$241,119	$240,000	10/3/2005	$241,119	$—	$—	$241,119
MRF-Groves Development, L.P. Total(b)	$4,904	43.82	$19,904	$750,000	12/2/2004	$754,904	$735,000	$—	$754,904
Springbrook Investments, L.P. Total(c)	$55,805	276.82	$16,165,111	$19,505,982	2/13/2004- 9/26/06	$20,049,426	$3,884,315	$487,629	$20,049,416
TSG Canyon Vista Total(d)	$3,751	25.03	$2,204,009	$2,159,840	6/23/2005- 10/17/2005	$2,204,009	$—	$40,418	$2,204,009
TSG Cherry Valley Total(e)	$2,696	242.63	$997,578	$5,000,000	9/10/2004	$4,997,578	$4,000,000	$(5,118)	$4,997,578

TSG Little Valley, L.P. Total(f)	$15,353	34.16	$3,351,631	$3,581,000	9/30/04- 2/28/2006	$3,631,631	$280,000	$35,279	$3,631,631
Wasson Canyon Investments, L.P. Total(g)	$49,780	154.15	$8,631,617	$14,066,714	2/27/04- 12/22/2006	$14,505,005	$5,873,388	$388,511	$14,505,005
Peloton Partners, L.P. Total(h)	$1,363	2.48	$426,466	$425,000	5/30/2006	$426,466	$—	$103	$426,466
TSG Kona Kahua, L.P. Total(i)	$4,836	1.95	$2,308,381	$2,300,000	10/6/2006	$2,308,381	$—	$3,545	$2,308,381
Grand Total	$139,608	784.11	$34,345,817	$48,028,536		$49,118,520	$14,772,703	$950,366	$49,118,510

(a)	For detail on the MRF Carbon Canyon II, L.P. Total refer to page II-7 of the Prior Performance Tables. Page II-7 details each separate acquisition which in aggregate equals the totals shown.

(b)	For detail on the MRF Groves Development, L.P Total refer to page II-7 of the Prior Performance Tables. Page II-7 details each separate acquisition which in aggregate equals the totals shown.

(c)	For detail on the Springbrook Investments, L.P Total refer to page II-7 and II-8 of the Prior Performance Tables. Page II-7 and II-8 details each separate acquisition which in aggregate equals the totals shown.

(d)	For detail on the TSG Canyon Vista, L.P Total refer to page II-8 of the Prior Performance Tables. Page II-8 details each separate acquisition which in aggregate equals the totals shown.

(e)	For detail on the TSG Cherry Valley, L.P Total refer to page II-8 of the Prior Performance Tables. Page II-8 details each separate acquisition which in aggregate equals the totals shown.

(f)	For detail on the TSG Little Valley, L.P Total refer to page II-9 of the Prior Performance Tables. Page II-9 details each separate acquisition which in aggregate equals the totals shown.

(g)	For detail on the Wasson Canyon Investments, L.P. (renamed to TSG O’Oma, L.P. and then TSG Kula Nei, L.P.) Total refer to page II-9 of the Prior Performance Tables. Page II-9 details each separate acquisition which in aggregate equals the totals shown.

(h)	For detail on the Peloton Partners, L.P. Total refer to page II-9 of the Prior Performance Tables, Page II-9 details each separate acquisition which in aggregate equals the totals shown.

(i)	For detail on the TSG Kona Kahua, L.P. Total refer to page II-9 of the Prior Performance Tables, Page II-9 details each separate acquisition which in aggregate equals the totals shown.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2004 Through December 31, 2006 (Continued)

Table VI represents all properties acquired by any programs with similar investment objectives for the past three years, January 1, 2004 through December 31, 2006.

Detail By Project

							Mortgage
				Contract			Financing	Other Cash
	Acquisition		Cash Down	Purchase	Date of	Finance &	(Date of	Expenditures	Total
Project Name	Expenses	Acres	Payment	Price	Purchase	Cash Down	Purchase)	Capitalized	Acquisition Cost

MRF-Carbon Canyon II, L.P.	$1,119	3.07	$241,119	$240,000	10/3/2005	$241,119	$—	$—	$241,119

MRF-Carbon Canyon II, L.P. Total(a)	$1,119	3.07	$241,119	$240,000		$241,119	$—	$—	$241,119

MRF-Groves Development, L.P.	$4,904	43.82	$19,904	$750,000	12/2/2004	$754,904	$735,000		$754,904

MRF-Groves Development, L.P. Total(b)	$4,904	43.82	$19,904	$750,000		$754,904	$735,000	$—	$754,904

Springbrook Investments, L.P.	$1,452	9.70	$163,210	$455,000	2/13/2004	$478,210	$315,000	$21,758	$478,210
Springbrook Investments, L.P.	$1,483	9.50	$218,151	$507,569	2/13/2004	$518,151	$300,000	$9,099	$518,151
Springbrook Investments, L.P.	$1,269	9.55	$73,826	$396,500	6/1/2005	$423,826	$350,000	$26,057	$423,826
Springbrook Investments, L.P.	$1,278	19.90	$1,316,371	$1,315,000	12/2/2004	$1,316,371	$—	$93	$1,316,371
Springbrook Investments, L.P.	$1,888	25.00	$1,751,957	$2,137,650	9/17/2004	$2,151,957	$400,000	$12,419	$2,151,957
Springbrook Investments, L.P.	$1,642	0.54	$245,720	$830,000	6/15/2005	$831,749	$586,029	$107	$831,749
Springbrook Investments, L.P.	$974	10.76	$403,359	$400,000	12/2/2004	$403,359	$—	$2,386	$403,359
Springbrook Investments, L.P.	$14,364	45.00	$1,901,761	$3,000,000	5/17/2006	$3,042,761	$1,141,000	$28,397	$3,042,761
Springbrook Investments, L.P.	$2,128	14.26	$706,650	$1,497,300	9/26/2006	$1,498,936	$792,286	$(502)	$1,498,926
Springbrook Investments, L.P.	$1,496	4.22	$344,736	$211,000	6/2/2006	$344,736	$—	$132,240	$344,736
Springbrook Investments, L.P.	$2,399	4.47	$390,331	$223,500	6/2/2006	$390,331	$—	$164,432	$390,331
Springbrook Investments, L.P.	$1,080	0.46	$40,522	$23,000	6/2/2006	$40,522	$—	$16,442	$40,522
Springbrook Investments, L.P.	$634	2.00	$174,599	$100,000	6/2/2006	$174,599	$—	$73,965	$174,599
Springbrook Investments, L.P.	$1,579	5.00	$651,511	$650,000	5/26/2006	$651,511	$—	$(68)	$651,511
Springbrook Investments, L.P.	$7,334	12.63	$638,512	$631,500	3/31/2006	$638,512	$—	$(322)	$638,512
Springbrook Investments, L.P.	$1,032	9.22	$462,014	$461,000	3/31/2006	$462,014	$—	$(18)	$462,014
Springbrook Investments, L.P.	$1,029	5.10	$256,149	$255,000	3/31/2006	$256,149	$—	$120	$256,149
Springbrook Investments, L.P.	$1,028	4.47	$236,122	$235,000	3/31/2006	$236,122	$—	$94	$236,122
Springbrook Investments, L.P.	$1,028	5.23	$262,634	$261,500	3/31/2006	$262,634	$—	$105	$262,634
Springbrook Investments, L.P.	$987	13.79	$690,869	$689,500	3/31/2006	$690,869	$—	$382	$690,869

(a)	Refers to program number 21B in the Prior Performance Summary beginning on page 62.

(b)	Refers to program number 20 in the Prior Performance Summary beginning on page 62.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2004 Through December 31, 2006 (Continued)

Table VI represents all properties acquired by any programs with similar investment objectives for the past three years, January 1, 2004 through December 31, 2006.

Detail By Project

							Mortgage
				Contract			Financing	Other Cash
	Acquisition		Cash Down	Purchase	Date of	Finance &	(Date of	Expenditures	Total
Project Name	Expenses	Acres	Payment	Price	Purchase	Cash Down	Purchase)	Capitalized	Acquisition Cost

Springbrook Investments, L.P.	$1,029	5.00	$251,147	$250,000	3/31/2006	$251,147	$—	$118	$251,147
Springbrook Investments, L.P.	$980	4.00	$201,126	$200,000	3/31/2006	$201,126	$—	$146	$201,126
Springbrook Investments, L.P.	$1,027	2.17	$109,081	$108,000	3/31/2006	$109,081	$—	$54	$109,081
Springbrook Investments, L.P.	$1,629	10.00	$1,001,923	$1,000,000	3/31/2006	$1,001,923	$—	$294	$1,001,923
Springbrook Investments, L.P.	$2,183	6.11	$1,651,322	$1,650,000	2/21/2006	$1,651,322	$—	$(861)	$1,651,322
Springbrook Investments, L.P.	$1,221	16.80	$1,005,377	$1,004,000	8/3/2005	$1,005,377	$—	$156	$1,005,377
Springbrook Investments, L.P.	$452	1.11	$87,427	$86,963	12/23/2005	$87,427	$—	$12	$87,427
Springbrook Investments, L.P.	$1,182	20.83	$928,704	$927,000	12/2/2004	$928,704	$—	$523	$928,704

Springbrook Investments, L.P. Total(c)	$55,805	276.82	$16,165,111	$19,505,982		$20,049,426	$3,884,315	$487,629	$20,049,416

TSG Canyon Vista, L.P.	$3,290	14.07	$1,633,485	$1,630,000	6/23/2005	$1,633,485	$—	$195	$1,633,485
TSG Canyon Vista, L.P.	$461	10.96	$570,524	$529,840	10/17/2005	$570,524	$—	$40,223	$570,524

TSG Canyon Vista, L.P. Total(d)	$3,751	25.03	$2,204,009	$2,159,840		$2,204,009	$—	$40,418	$2,204,009

TSG Cherry Valley, L.P.	$2,696	242.63	$997,578	$5,000,000	9/10/2004	$4,997,578	$4,000,000	$(5,118)	$4,997,578

TSG Cherry Valley, L.P. Total(e)	$2,696	242.63	$997,578	$5,000,000		$4,997,578	$4,000,000	$(5,118)	$4,997,578

(c)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(d)	Refers to program number 27A in the Prior Performance Summary beginning on page 62.

(e)	Refers to program number 24 in the Prior Performance Summary beginning on page 62.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2004 through December 31, 2006 (Continued)

Table VI represents all properties acquired by any programs with similar investment objectives for the past three years, January 1, 2004 through December 31, 2006.

							Mortgage
				Contract			Financing	Other Cash
	Acquisition		Cash Down	Purchase	Date of	Finance &	(Date of	Expenditures	Total
Project Name	Expenses	Acres	Payment	Price	Purchase	Cash Down	Purchase)	Capitalized	Acquisition Cost

TSG Little Valley, L.P.	$2,081	5.42	$272,939	$271,000	9/30/2004	$272,939	$—	$(142)	$272,939
TSG Little Valley, L.P.	$3,605	4.55	$578,556	$575,000	8/9/2005	$578,556	$—	$(49)	$578,556
TSG Little Valley, L.P.	$1,292	3.74	$231,084	$475,000	2/9/2005	$511,084	$280,000	$34,792	$511,084
TSG Little Valley, L.P.	$1,122	5.00	$451,444	$450,000	2/28/2005	$451,444	$—	$322	$451,444
TSG Little Valley, L.P.	$1,059	5.23	$801,221	$800,000	2/28/2006	$801,221	$—	$162	$801,221
TSG Little Valley, L.P.	$2,573	2.05	$232,616	$230,000	12/2/2004	$232,616	$—	$42	$232,616
TSG Little Valley, L.P.	$1,069	6.11	$551,157	$550,000	12/2/2004	$551,157	$—	$87	$551,157
TSG Little Valley, L.P.	$2,551	2.06	$232,616	$230,000	12/2/2004	$232,616	$—	$65	$232,616

TSG Little Valley, L.P. Total(f)	$15,353	34.16	$3,351,631	$3,581,000		$3,631,631	$280,000	$35,279	$3,631,631

Wasson Canyon Investments, L.P.	$10,607	43.29	$139,284	$2,750,000	12/16/2005	$2,819,284	$2,680,000	$58,677	$2,819,284
Wasson Canyon Investments, L.P.	$5,000	3.75	$295,000	$290,000	4/9/2004	$295,000	$—	$—	$295,000
Wasson Canyon Investments, L.P.	$723	5.00	$226,265	$225,000	2/27/2004	$226,265	$—	$543	$226,265
Wasson Canyon Investments, L.P.	$2,077	2.23	$737,715	$960,000	3/25/2005	$962,715	$225,000	$638	$962,715
Wasson Canyon Investments, L.P.	$1,089	4.37	$411,704	$410,000	1/3/2005	$411,704	$—	$615	$411,704
Wasson Canyon Investments, L.P.	$5,584	39.36	$3,007,420	$3,000,000	8/31/2005	$3,007,420	$—	$1,835	$3,007,420
Wasson Canyon Investments, L.P.	$6,653	20.00	$148,903	$2,800,000	5/12/2005	$3,117,291	$2,968,388	$310,638	$3,117,291
Wasson Canyon Investments, L.P.	$2,342	20.00	$1,979,056	$1,976,714	4/1/2005	$1,979,056	$—	$—	$1,979,056
Wasson West, L.P.	$838	0.66	$285,625	$285,000	8/31/2005	$285,625	$—	$(212)	$285,625
Wasson West, L.P.	$1,100	0.63	$325,802	$325,000	10/28/2005	$325,802	$—	$(298)	$325,802
Wasson West, L.P.	$12,567	12.90	$628,524	$600,000	12/22/2006	$628,524	$—	$15,958	$628,524
Wasson West, L.P.	$1,201	1.96	$446,317	$445,000	5/26/2006	$446,317	$—	$116	$446,317

Wasson Canyon Investments, L.P. (g) Total	$49,780	154.15	$8,631,617	$14,066,714		$14,505,005	$5,873,388	$388,511	$14,505,005

Peloton Partners, L.P.	$1,363	2.48	$426,466	$425,000	5/30/2006	$426,466	$—	$103	$426,466

Peloton Partners, L.P. Total(h)	$1,363	2.48	$426,466	$425,000		$426,466	$—	$103	$426,466

TSG Kona Kahua, L.P.	$4,836	1.95	$2,308,381	$2,300,000	10/6/2006	$2,308,381	$—	$3,545	$2,308,381

TSG Kona Kahua, L.P. Total(i)	$4,836	1.95	$2,308,381	$2,300,000		$2,308,381	$—	$3,545	$2,308,381

Grand Total	$139,608	784.11	$34,345,817	$48,028,536		$49,118,520	$14,772,703	$950,366	$49,118,510

(f)	Refers to program number 25 in the Prior Performance Summary beginning on page 62.

(g)	Refers to program number 23 in the Prior Performance Summary beginning on page 62. Wasson Canyon Investments, L.P. was renamed to TSG O’Oma, and then TSG Kula Nei, L.P.

(h)	Refers to program number 30 in the Prior Performance Summary beginning on page 62.

(i)	Refers to program number 34 in the Prior Performance Summary beginning on page 62.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 27th day of August, 2007.

SHOPOFF PROPERTIES TRUST, INC.

By:	/s/ William A. Shopoff
William A. Shopoff
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ William A. Shopoff William A. Shopoff		President and Chief Executive Officer and Director (Principal Executive Officer)	August 27, 2007

/s/ Kevin M. Bridges Kevin M. Bridges		Chief Financial Officer and Corporate Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	August 27, 2007

* Edward J. Fitzpatrick		Executive Vice President and Director	August 27, 2007

* Jeffrey W. Shopoff		Director	August 27, 2007

* Glenn Patterson		Director	August 27, 2007

* Patrick Meyer		Director	August 27, 2007

* Stuart McManus		Director	August 27, 2007

* Diane Kennedy		Director	August 27, 2007

* Melanie Barnes		Director	August 27, 2007

By:	/s/ William A. Shopoff William A. Shopoff *Attorney-in-fact

EXHIBIT LIST

Exhibit
Number	Exhibit

1.1	Form of Broker-Dealer Agreement between Shopoff Properties Trust, Inc. and Shopoff Securities, Inc.*
3.1	Charter of Registrant*
3.2	Bylaw of Registrant*
3.3	Form of Articles of Amendment and Restatement of the Registrant+
3.4	Form of Amended and Restated Bylaws of the Registrant*
3.5	Form of Agreement of Limited Partnership of Shopoff Partners*
4.1	Form of Registrant’s Common Stock Certificate*
5.1	Opinion of DLA Piper US LLP*
8.1	Opinion of Manatt, Phelps & Phillips, LLP, as to Tax Matters*
10.1	2007 Equity Incentive Plan*
10.2	Advisory Agreement between Shopoff Properties Trust, Inc., Shopoff Partners, L.P. and Shopoff Advisors, L.P.+
10.3	Form of Escrow Agreement*
23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)*
23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 8.1)*
23.3	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP*
24.1	Power of Attorney (included on Signature Page)*

*	Previously filed.

+	Filed herewith.